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                                                                    EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the use in this Registration Statement on Form SB-2 filed with the Securities and Exchange Commission and Form MHC-1/MHC-2 - filed with the Office of Thrift Supervision on September 13, 2001 of our report dated January 25, 2001 on the financial statements of A.J. Smith Federal Savings Bank and Subsidiary for the year ended December 31, 2000. We also consent to the references to us under the headings "The Reorganization and the Stock Offering - Tax Effects of the Reorganization" and "Experts" in this Registration Statement on Form SB-2 and Form MHC-1/MHC-2.

                                                   Crowe, Chizek and Company LLP

Oak Brook, Illinois
September 13, 2001